                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           PHILLIPS GAS COMPANY
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                      LOGO   PHILLIPS GAS COMPANY

                                  NOTICE OF
                             1997 ANNUAL MEETING
                               OF STOCKHOLDERS
                                 MAY 13, 1997
                             AND PROXY STATEMENT

LOGO   PHILLIPS GAS COMPANY
       HOUSTON, TEXAS 77056

                                                                March 28, 1997

Dear Series A Preferred Stockholder:

     You are cordially invited to the Annual Meeting of Phillips Gas Company, which will be held in the Company's offices at 1300 Post Oak Boulevard, Suite 800, Houston, Texas, on Tuesday, May 13, 1997, commencing at 8:30 a.m. local time. Your attendance will provide you with an opportunity to hear management's report on operations and to meet the directors and representatives of the Company.

     The Secretary's formal notice of the meeting and the Proxy Statement accompany this letter and describe the matters on which action will be taken.

     You will have the opportunity to vote on the election of two members of the Company's Board of Directors. It is important that your views be represented at the meeting whether or not you are able to attend. Accordingly, we respectfully request that you sign, date and promptly return your proxy card in the enclosed postage-paid envelope.

     On behalf of the directors and employees of the Company, we value and appreciate your continued interest in and support of Phillips Gas Company.

                                            Sincerely,

                                        /s/ M. J. Panatier

                                            M. J. Panatier
                                            President and Chief Executive
                                            Officer

PHILLIPS GAS COMPANY
HOUSTON, TEXAS 77056

NOTICE OF ANNUAL MEETING To Be Held On MAY 13, 1997

To Series A Preferred Stockholders:

     The Annual Meeting of Stockholders will be held at the offices of the Company, 1300 Post Oak Boulevard, Suite 800, Houston, Texas, on Tuesday,
May 13, 1997, at 8:30 a.m. local time, for the purposes of considering and voting on the following matters as described in the attached Proxy Statement:

     Election of two directors by holders of the Company's Series A 9.32% Cumulative Preferred Stock;

     Election of five directors by Phillips Petroleum Company, the sole holder of the Company's Common Stock; and

     Any other matters that may properly come before the meeting.

     Series A Preferred stockholders of record at the close of business March 19, 1997, are the only Series A Preferred stockholders who will be entitled to vote at this meeting.

     A copy of the Company's Annual Report containing financial data and a summary of operations for 1996 accompany this notice.

                                            By Order of the Board of Directors

                                        /s/ D. L. Cone

                                            D. L. Cone
                                            Secretary

Dated March 28, 1997

PHILLIPS GAS COMPANY
HOUSTON, TEXAS 77056

March 28, 1997

                                PROXY STATEMENT

                                  SOLICITATION

     Your proxy is solicited by the Board of Directors and all costs of solicitation will be borne by the Company. Your proxy will be voted as you direct and may be revoked by you at any time before it is voted by filing with the Secretary an instrument revoking it, by executing a later-dated proxy or by voting in person by ballot at the meeting. This Proxy Statement and Proxy Card are first being mailed on or about March 28, 1997, to Series A Preferred stockholders of record as of March 19, 1997. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or personal contact.


                              CONFIDENTIAL VOTING

     It is Phillips Gas Company's policy that all proxies, ballots, and voting tabulations that identify holders of Series A Preferred Stock be kept confidential, except where disclosure may be required by applicable law, where stockholders write comments on their proxy cards, and where disclosure is expressly requested by a stockholder. In limited circumstances, such as a proxy contest or other solicitation of proxies based on an opposition proxy statement or any matter requiring stockholder approval of more than the vote of a majority of the shares present at any meeting, the Company may review the proxies or ballots. The Company has engaged ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") as tabulators of all proxies and ballots, and has appointed one person who is an employee of ChaseMellon to be the Inspector of Election.


                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The Company has two classes of voting securities. The record date for stockholders entitled to vote at this meeting is March 19, 1997. At such date, there were 1,000 shares of the Company's common stock, $.01 par value, outstanding, all of which are owned by Phillips Petroleum Company, and 13,800,000 shares of Series A Preferred Stock, $25 liquidation preference per share, outstanding. Holders of record of the Series A Preferred Stock have the right, voting as a single class, to elect a number of directors of the Company equal to the smallest whole number that is not less than 25 percent of the directors of the Company. Phillips Petroleum Company, as the owner of all of the outstanding common stock of the Company, has the right to elect the remaining directors. Holders of Series A Preferred Stock will vote in such election on the basis of one vote per $25 liquidation preference and not cumulatively, and the holder or holders of one-third of the voting power of the shares of Series A Preferred Stock then outstanding, present in person or by proxy, will constitute a quorum for the election of directors by them.

     The Company's Board of Directors consists of seven members. Accordingly, two directors are to be elected at this meeting by the holders of the Series A Preferred Stock.


                       NOMINEES FOR ELECTION AS DIRECTORS

     The number of directors to be elected by the holders of the Series A Preferred Stock is two. The designated proxy holders of the Company intend, unless otherwise instructed, to vote all proxies for the election of the following two nominees, to hold office for the ensuing year or until their successors are elected. If any nominee is unable or unwilling to serve, the Company, through the designated proxy holders, reserves discretionary authority to vote for a substitute. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected. The following provides information about each nominee as of

March 7, 1997, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors:

     JOHN L. ADAMS, 52, is Chairman and Chief Executive Officer of Texas Commerce Bank -- Dallas, Texas, a position to which he was elected in June 1987. He is also Vice Chairman of Texas Commerce Bank National Association, having been elected to that position in November 1988. Mr. Adams serves as a Director of the Zale Lipshy University Medical Center; Trinity Industries, Inc.; and TU Electric (Advisory Board).

     OTWAY B. DENNY, JR., 47, is a partner in the law firm of Fulbright & Jaworski, Houston, Texas, where he has practiced law since 1973. Mr. Denny is a past President of the Houston Bar Association and is certified as an Advocate by the American Board of Trial Advocates.

     Each of the nominees was first elected to the Company's Board of Directors by the Board of Directors on April 13, 1993.

     The Company and Phillips Petroleum Company maintain banking relationships in the ordinary course of business with Texas Commerce Bank National Association and The Chase Manhattan Bank (National Association), both subsidiaries of The Chase Manhattan Corporation. Mr. Denny and his firm has and continues to represent Phillips Petroleum Company in a number of litigation matters. Neither Mr. Denny nor his firm currently serves as legal counsel to the Company.


                    DIRECTORS ELECTED BY COMMON STOCKHOLDER

     The following individuals are the nominees for directors of the Company to be elected by Phillips Petroleum Company, the Company's sole common stockholder. Phillips Petroleum Company has advised the Company that at the Annual Meeting it intends to elect the five persons listed below as directors, to hold office for the ensuing year or until their successors are elected. Directors' terms of office expire at the Annual Meeting of Stockholders in each year.

          NAME            AGE                         POSITION
          ----            ---                         --------
E. L. Batchelder          49    Senior Vice President, Treasurer, Controller and
                                Chief Financial Officer; Director
G. B. Beitzel             68    Director
C. L. Bowerman            57    Vice President; Director
J. J. Mulva               50    Chairman of the Board of Directors
M. J. Panatier            48    President and Chief Executive Officer; Director

     Each of these directors, except Mr. Beitzel, has been an employee of Phillips Petroleum Company for more than five years. Mr. Mulva was elected President and Chief Operating Officer of Phillips Petroleum Company, effective May 1, 1994. Mr. Bowerman is Executive Vice President responsible for planning and corporate relations and services of Phillips Petroleum Company. Mr. Panatier had been an employee of the Company, but again became a Phillips Petroleum Company employee in the GPM Gas Services Company division on November 1, 1992. Mr. Batchelder has been an employee of Phillips Petroleum Company since 1972.

     Mr. Panatier was elected to the Board of Directors on January 16, 1992, Mr. Beitzel on March 16, 1992, Mr. Batchelder on June 1, 1994, and Mr. Bowerman on May 9, 1995. Mr. Mulva was elected to the position of Chairman of the Board of Directors, on May 1, 1994.

BIOGRAPHIES

     E. L. Batchelder was elected Senior Vice President, Treasurer, Controller and Chief Financial Officer of the Company in June 1994. Prior thereto, Mr. Batchelder was President of Phillips Driscopipe, Inc., a subsidiary of Phillips Petroleum Company, beginning in March 1992; general sales manager of wholesale marketing for Phillips 66 Company beginning in April 1990; and manager of communications networks and computer services for Phillips Petroleum Company beginning in April 1989.

     G. B. Beitzel is a director of various corporations. He previously served as Senior Vice President and Director of International Business Machines Corporation from July 1955 to March 1987. Mr. Beitzel is Chairman of the Board of the Colonial Williamsburg Foundation. He is a director of Bankers Trust New York Corporation and its subsidiary, Bankers Trust Company; Bitstream Inc.; Caliber System, Inc., formerly Roadway Services, Inc.; Computer Task Group, Inc.; Rohm and Haas Company; TIG Holdings; and Xillix Technologies Corp. Mr. Beitzel is a director of Phillips Petroleum Company and has served in such capacity since July 1980.

     C. L. Bowerman is an Executive Vice President of Phillips Petroleum Company and is responsible for planning and corporate relations and services, a position he assumed in January 1995. He previously was Executive Vice President responsible for corporate strategic planning, corporate information technology and research and development beginning in April 1992; Executive Vice President responsible for corporate engineering, corporate strategic planning and research and development beginning December 1991; and Senior Vice President responsible for refining, marketing, supply and transportation beginning in October 1988. Mr. Bowerman became a director of Phillips Petroleum Company in December 1989.

     J. J. Mulva is President and Chief Operating Officer of Phillips Petroleum Company, a position he assumed in May 1994. Previously he was an Executive Vice President and Chief Financial Officer from January 1994 through April 1994; Senior Vice President and Chief Financial Officer beginning in May 1993; Vice President and Chief Financial Officer beginning in March 1993; Vice President, Treasurer and Chief Financial Officer beginning in March 1990; and Vice President and Treasurer beginning in September 1988. Mr. Mulva became a director of Phillips Petroleum Company in January 1994.

     M. J. Panatier was elected President and Chief Executive Officer in September 1994. Mr. Panatier was Senior Vice President and Chief Operating Officer of the Company from April 1992 to September 1994. Prior thereto, he was division manager of gas and gas liquids plants and systems of Phillips Petroleum Company beginning in December 1990.


             GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     The Company was organized as a wholly owned subsidiary of Phillips Petroleum Company in January 1992. It remained a wholly owned subsidiary of Phillips Petroleum Company until it completed an initial public offering of its Series A 9.32% Cumulative Preferred Stock on December 14, 1992.

     From the time of its organization, the Company has had its own Board of Directors. The business and affairs of the Company have been and are managed under the direction of the Board of Directors. To assist it in carrying out its duties, the Board of Directors has delegated certain authorities to three committees it has created. The Board of Directors held three meetings in 1996, and took other actions by unanimous written consent in accordance with procedures established by the Company's By-laws.

COMMITTEES

     The Board of Directors has established the following committees:

       AUDIT             EXECUTIVE           COMPENSATION AND NOMINATING
       -----             ---------           ---------------------------
      Beitzel*             Mulva*                     Mulva*
      Adams                Adams                      Bowerman
      Denny                Beitzel

---------------
* Chairman.

     THE AUDIT COMMITTEE was formed in April 1993 to review the scope of the engagement of the independent auditors to be engaged by the Company, including the remuneration to be paid, and review on a continuing basis the independence of the auditors. The Committee reviews with the independent auditors, the Controller, legal counsel and other appropriate Company personnel: (1) the Company's general policies and procedures with respect to audits, and accounting and financial controls; (2) the general accounting and reporting principles and practices applied in preparing the Company's financial statements and conducting financial audits; (3) the interim and year-end financial statements and any certification, report or opinion that the independent auditors propose to render in connection with such statements; (4) the extent to which the Company has implemented changes suggested by the internal audit staff, the independent auditors or the Committee; (5) the adequacy of the Company's accounting practices and internal control structure; and (6) the status of the Keep Well Agreement with Phillips Petroleum Company. The Committee may direct legal counsel, the independent auditors and the internal audit staff to inquire into and report to it on any matter having to do with the Company's business affairs. The Committee also monitors compliance by the Company with the Phillips Petroleum Company Code of Business Ethics, Conduct and Responsibility. The Audit Committee held two meetings in 1996.

     THE EXECUTIVE COMMITTEE, when the Board is not in session, may exercise all power and authority of the Board in the management of the business of the Company, subject to the limitations imposed by the By-laws. The Committee has the authority to review and approve proposed corporate action when the Board is not in session and may advise the Board of any recommendations of the Committee regarding any proposed corporate action presented to the Board. The Executive Committee was formed in January 1993. The Executive Committee did not meet in 1996.

     THE COMPENSATION AND NOMINATING COMMITTEE recommends to the Board policies and arrangements for the compensation directors and qualified candidates for election as directors. The Committee welcomes suggestions from stockholders about qualified candidates. A stockholder wishing to submit a recommendation to the Committee may do so by writing to the Chairman of the Nominating Committee, Phillips Gas Company, 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056. This Committee was formed in February 1992. The Compensation and Nominating Committee held one meeting in 1996.


                           COMPENSATION OF DIRECTORS

     Directors who were employees of Phillips Petroleum Company in 1996 (Messrs. Mulva and Bowerman) and of the GPM Gas Services Company division of Phillips Petroleum Company (Messrs. Panatier and Batchelder) received no compensation for their services as directors of the Company apart from the compensation they received as employees of Phillips Petroleum Company.

     Directors who are not employees of Phillips Petroleum Company or of its GPM Gas Services Company division receive an annual retainer fee of $27,000, plus $1,000 per meeting for each meeting of the Board of Directors attended. Directors who are not employees of Phillips Petroleum Company or its GPM Gas Services Company division are also entitled to fees of $500 for members and $750 for the chairman for each Board committee meeting attended.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following information relates to the only person known to the Company to be the owner, as of December 31, 1996, of more than five percent of any class of the Company's voting securities.

                    NAME AND ADDRESS OF       AMOUNT AND NATURE OF
TITLE OF CLASS        BENEFICIAL OWNER        BENEFICIAL OWNERSHIP    PERCENT OF CLASS
--------------   --------------------------   ---------------------   ----------------
Common Stock,    Phillips Petroleum Company   1,000 shares owned          100%
  $.01 par       Phillips Building            directly of record
  value          Bartlesville, OK 74004

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following information relates to the ownership of equity securities of the Company and Phillips Petroleum Company as of February 28, 1997, by directors, nominees, and executive officers of the Company:

                                     PHILLIPS GAS COMPANY SECURITIES
                          -----------------------------------------------------
                                                           AMOUNT AND NATURE OF
                                                           BENEFICIAL OWNERSHIP
                                                           --------------------
  TITLE OF CLASS          NAME OF BENEFICIAL OWNER         DIRECT      INDIRECT        PERCENT OF CLASS
------------------        -------------------------        ------      --------        ----------------
                          DIRECTORS AND NOMINEES
                          -------------------------
Series A Preferred        J. L. Adams                        500        1,000            less than 1%
Series A Preferred        E. L. Batchelder                    --           --            less than 1%
Series A Preferred        G. B. Beitzel                    1,000           --            less than 1%
Series A Preferred        C. L. Bowerman                      --           --            less than 1%
Series A Preferred        O. B. Denny, Jr.                   150           --            less than 1%
Series A Preferred        J. J. Mulva                        475        1,070(1)         less than 1%
Series A Preferred        M. J. Panatier                   2,900           --            less than 1%

---------------
(1) Mr. Mulva disclaims beneficial ownership of all such shares.

                                   PHILLIPS PETROLEUM COMPANY SECURITIES
                          -------------------------------------------------------
                                                           AMOUNT AND NATURE OF
                                                           BENEFICIAL OWNERSHIP
                                                          -----------------------
  TITLE OF CLASS          NAME OF BENEFICIAL OWNER        DIRECT(1)      INDIRECT        PERCENT OF CLASS
------------------        ------------------------        ---------      --------        ----------------
                          DIRECTORS AND NOMINEES
                           -----------------------
Common                    J. L. Adams                           --           --            less than 1%
Common                    E. L. Batchelder                  40,215           --            less than 1%
Common                    G. B. Beitzel                     69,922           --            less than 1%
Common                    C. L. Bowerman                   182,629          654            less than 1%
Common                    O. B. Denny, Jr.                      --           --            less than 1%
Common                    J. J. Mulva                      227,893           --            less than 1%
Common                    M. J. Panatier                    60,910           --            less than 1%

---------------

(1) Direct ownership includes shares which may be acquired under options within 60 days of the record date.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, no person or entity who was a director, officer or beneficial owner of more than 10 percent of the Company's common stock failed to file, on a timely basis during 1996, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.


                 RELATIONSHIPS WITH PHILLIPS PETROLEUM COMPANY

     The Company is a subsidiary of Phillips Petroleum Company, which owns 100 percent of its outstanding common stock and has the right to elect up to 75 percent of the Company's directors. Until December 14, 1992, the effective date of the initial public offering of the Company's Series A Preferred Stock, the Company was wholly owned by Phillips Petroleum Company. As a subsidiary whose financial results continue to be consolidated into those of Phillips Petroleum Company, the Company is controlled by Phillips Petroleum Company.

     The Company has entered into a number of gas supply contracts with Phillips Petroleum Company. Under these contracts, the Company purchased raw gas representing approximately 9 percent of its total raw gas throughput in 1996. The Company and Phillips Petroleum Company are parties to a long-term sales contract under which the Company has committed to sell and Phillips Petroleum Company has agreed to purchase substantially all of the natural gas liquids recovered by the Company.

     The Company also sells all of the sulfur it produces to Phillips Petroleum Company under an evergreen sales contract. In 1996, the Company sold approximately 7 percent of its residue gas under various contracts to Phillips Petroleum Company for use as a refinery fuel and for other purposes.

     The Company and Phillips Petroleum Company are parties to a series of Operation and Management Services Agreements, under the terms of which employees of Phillips Petroleum Company, primarily in the GPM Gas Services Company division of Phillips Petroleum Company, are made available to carry out the Company's business activities. In addition, under these Operation and Management Services Agreements, Phillips Petroleum Company provides all necessary managerial, operational and control functions for the conduct of the business and operations of the Company and its subsidiaries.

     The terms of the Operation and Management Services Agreements include prices for such services intended to reimburse Phillips Petroleum Company for its actual costs incurred in providing such services. Included in these costs are the compensation expenses incurred by Phillips Petroleum Company for its employees. The executive officers of the Company are Phillips Petroleum Company employees in the GPM Gas Services Company division, who provide their services to the Company on a full-time basis through the Operations and Management Services Agreements.

                             EXECUTIVE COMPENSATION

     To comply with specific compensation disclosure requirements established by rules of the Securities and Exchange Commission (SEC), the Company presents the following information about compensation paid by Phillips Petroleum Company to the Company's President and Chief Executive Officer and the Company's Senior Vice President, Treasurer, Controller and Chief Financial Officer (who are the only executive officers of the Company) in their capacities as employees of Phillips Petroleum Company. Neither of these persons received any compensation from the Company for their services as executive officers.


                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                            -----------------------------------
                                  ANNUAL COMPENSATION                               AWARDS             PAYOUTS
                             ----------------------------------------------------------------------------------
                                                                                         SECURITIES     LONG-
                                                                            RESTRICTED   UNDERLYING     TERM
                                                             OTHER ANNUAL     STOCK       OPTIONS/    INCENTIVE    ALL OTHER
                                        SALARY     BONUS     COMPENSATION    AWARD(S)       SARS       PAYOUT     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR       ($)(1)     ($)(2)        ($)           ($)         (#)(3)        ($)         ($)(4)
------------------------------------------------------------------------------------------------------------------------------
E. L. Batchelder...........  1996      160,680     68,620         0                0        4,435        9,450(5)    5,695
  Senior Vice President,     1995      159,780     25,444         0                0        4,573       18,870(6)    7,273
  Treasurer, Controller and  1994(7)    91,405     21,391         0                0            0       48,268(8)    3,989
  Chief Financial Officer
M.J. Panatier..............  1996      280,750    209,420         0                0       17,624      111,650(5)    7,717
    President and Chief      1995      219,000     58,124         0           18,696(9)    11,493       61,778(6)    7,280
    Executive Officer        1994(10)  198,042     91,446         0                0       10,355            0       4,770

---------------
 (1) These salaries were paid by Phillips Petroleum Company, which is the employer of each of the named executive officers. The Company does not pay any salary to any of its executive officers.

 (2) Awards made to the executive officers in their capacities as employees of Phillips Petroleum Company under the Phillips Petroleum Company annual bonus plan. The Company does not have a bonus plan or other arrangements under which bonuses could be paid.

 (3) Options to purchase shares of common stock of Phillips Petroleum Company, granted by Phillips Petroleum Company to the named executive officers in their capacities as employees of Phillips Petroleum Company under the 1990 Stock Plan and the Omnibus Securities Plan of Phillips Petroleum Company. The Company does not have a stock option plan or other arrangements under which options on any class of its stock could be granted and has no outstanding options for any shares of any class.

 (4) Includes contributions by Phillips Petroleum Company to the Thrift Plan of Phillips Petroleum Company for the benefit of the named executive officers in their capacities as employees of Phillips Petroleum Company and participants in the Thrift Plan, and the value of shares of common stock of Phillips Petroleum Company allocated to the named executive officers in their capacities as employees of Phillips Petroleum Company and as participants in the Phillips Petroleum Company Long-Term Stock Savings Plan, in each case as of the respective valuation dates.

 (5) The value of the restricted stock on the date of the award for performance pursuant to the Long-Term Incentive Plan under the Omnibus Securities Plan of Phillips Petroleum Company for the performance period from 1994-1996 which was awarded in February 1997 for such period.

 (6) The value of the restricted stock on the date of the award for performance pursuant to the Long-Term Incentive Plan under the Omnibus Securities Plan of Phillips Petroleum Company for the performance period from 1993-1995 which was awarded in February 1996 for such period.

 (7) Mr. Batchelder was elected Senior Vice President, Treasurer, Controller and Chief Financial Officer for the Company effective June 1, 1994. The amount of compensation to Mr. Batchelder shown for 1994 is that paid during his period of service in such capacity.

 (8) The value of the restricted stock on the date of the award for performance pursuant to the Strategic Incentive Plan under the 1990 Stock Plan of Phillips Petroleum Company for the performance period from 1991-1994 which was awarded in April 1995 for such period.

 (9) The value of 538 shares of restricted stock on the date of the award made to Mr. Panatier pursuant to the Omnibus Securities Plan of Phillips Petroleum Company. The restricted stock which is not transferable prior to death, disability or retirement unless such restrictions are earlier lapsed by action of Phillips Petroleum Company's Compensation Committee. As of December 31, 1996, the market value of the 538 shares valued at $44.875 per share, was $24,143 (calculated according to SEC regulations without regard to the restrictions and the inability of Mr. Panatier to realize such values at that time).

(10) Mr. Panatier was elected President and Chief Executive Officer effective September 12, 1994. Mr. Panatier had previously been Senior Vice President and Chief Operating Officer of the Company.

                    OPTIONS/SARS GRANTS IN LAST FISCAL YEAR

     The following table describes grants of stock options or stock appreciation rights (SARs) by Phillips Petroleum Company to the executive officers of the Company during the Company's last fiscal year. These options were granted to the optionees in their capacities as employees of Phillips Petroleum Company under the Omnibus Securities Plan of Phillips Petroleum Company, and represent options to acquire the common stock of Phillips Petroleum Company, NOT any stock of the Company.

     The Company has no stock option plan or program, and there are no options outstanding in respect of any class of the Company's Stock, including the Series A Preferred Stock. Readers of this proxy statement are cautioned that this disclosure, which is required by SEC rules, should not be read as implying that any stock price appreciation can or should be anticipated by holders of the Company's Series A Preferred Stock.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF STOCK
                                                                                      PRICE APPRECIATION FOR
                                          INDIVIDUAL GRANTS                               OPTION TERM (1)
-------------------------------------------------------------------------------------------------------------
                                             % OF TOTAL
                            NUMBER OF         OPTIONS/
                            SECURITIES          SARS
                            UNDERLYING       GRANTED TO       EXERCISE
                           OPTIONS/SARS       EMPLOYEES       OR BASE
                             GRANTED             IN            PRICE     EXPIRATION
          NAME                 (#)           FISCAL YEAR       ($/SH)       DATE        5% ($)      10% ($)
-------------------------------------------------------------------------------------------------------------
E. L. Batchelder.........      4,435             .34%          34.75       01/08/06       96,905      245,610
M. J. Panatier...........     17,395            1.35%          34.75       01/08/06      380,081      963,335
                                 229             .02%          42.44       10/14/06        6,112       15,490

---------------
(1) Readers are particularly cautioned that these "potential realizable values" relate to the value of the common stock of Phillips Petroleum Company, NOT any stock (including the Series A Preferred Stock) of the Company. "Potential realizable value" is disclosed in response to SEC rules, which require such disclosure for illustration only. The values disclosed are not intended to be and should not be interpreted by stockholders as representations or projections of future value of Phillips Petroleum Company's stock or of its stock price. Holders of Series A Preferred Stock of the Company realize no additional value from any price appreciation of the common stock of Phillips Petroleum Company.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table shows the number of shares of common stock of Phillips Petroleum Company that were acquired through exercise of options by the Company's executive officers during the Company's last fiscal year. The options held by the named executive officers in their capacities as employees of Phillips Petroleum Company under the 1986 Stock Plan, the 1990 Stock Plan and the Omnibus Securities Plan of Phillips Petroleum Company are as listed below and are NOT options to acquire any stock of the Company.

                                                                           NUMBER OF
                                                                          SECURITIES        VALUE OF
                                                                          UNDERLYING       UNEXERCISED
                                                                          UNEXERCISED     IN-THE-MONEY
                                                                         OPTIONS/SARS    OPTIONS/SARS AT
                                                                           AT FISCAL     FISCAL YEAR-END
                                              NUMBER OF      NET VALUE     YEAR-END          ($)(1)
                                           SHARES ACQUIRED   REALIZED    EXERCISABLE/     EXERCISABLE/
                  NAME                       ON EXERCISE        ($)      UNEXERCISABLE    UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
E. L. Batchelder.........................       8,700         100,012        8,957/          155,412/
                                                                            12,359           165,290

M. J. Panatier...........................           0               0       25,611/          460,191/
                                                                            34,039           417,033

---------------
(1) Based on the fair market value of Phillips Petroleum Company's common stock of $44.875 on December 31, 1996.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The following table shows Long-Term Incentive Plan awards established in 1996 by Phillips Petroleum Company for the executive officers of the Company during the Company's last fiscal year. These awards were established for the executives in their capacities as employees of Phillips Petroleum Company under the Omnibus Securities Plan of Phillips Petroleum Company. The Company has no long-term incentive plan or program.

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                                                         NON-STOCK PRICE-BASED PLANS
                                                     PERFORMANCE OR    --------------------------------
                                                      OTHER PERIOD
                                                         UNTIL               NUMBER OF SHARES(1)
                                        NUMBER OF    MATURATION OR     THRESHOLD     TARGET    MAXIMUM
                 NAME                   SHARES(#)        PAYOUT          (#)(2)       (#)        (#)
-------------------------------------------------------------------------------------------------------
E. L. Batchelder......................       --               --             --          --         --

M. J. Panatier........................    2,751         12/31/98          1,376       2,751      5,502

---------------
(1) At the end of the three-year performance period, from January 1, 1996, through December 31, 1998, the Compensation Committee of Phillips Petroleum Company will evaluate Phillips Petroleum Company's performance to determine the extent to which target awards have been earned. The performance will be measured by comparing Phillips' stockholder return to a peer group of eight integrated oil companies.

(2) Phillips Petroleum Company's total stockholder return must be above the bottom quartile when compared with the peer group (threshold performance) before any award can be approved. If the threshold performance is achieved, the Compensation Committee of Phillips Petroleum Company expects to approve awards at the threshold level which is 50 percent of the target number of shares established for the performance period. The actual awards earned can range from 0 percent to 200 percent of the target awards.

                               PENSION PLAN TABLE

     The Retirement Income Plan, in which all active eligible employees of Phillips Petroleum Company participate, does not require participant contributions. Benefits are computed in accordance with several formulas. Officers, including executive officers, generally receive benefits under a final average earnings formula. Benefits are based on length of service, a participant's annual salary and awards paid under the Annual Incentive Compensation Plan (AICP). Normal retirement age is 65. A participant may retire as early as age 55 and receive a reduced benefit. Benefits for a retiring employee are paid in the form of a straight-life annuity or one of several other forms of equivalent actuarial value.

     The following table shows the maximum estimated straight-life annual benefits payable at normal retirement age to employees based on the annual compensation levels and years of service indicated, prior to reductions required by the plan for Social Security benefits.

                   ESTIMATED ANNUAL RETIREMENT BENEFITS UNDER
                      FINAL AVERAGE EARNINGS FORMULA(1)(2)

  ANNUAL AVERAGE OF
HIGHEST 3 CONSECUTIVE
CALENDAR YEARS' SALARY
AND AICP AWARDS IN 10    YEARS OF CREDITED SERVICE AT NORMAL RETIREMENT
   YEARS PRECEDING       -----------------------------------------------
    RETIREMENT(3)          20        25        30        35        40
------------------------------------------------------------------------

       $150,000           48,000    60,000    72,000    84,000    96,000
        200,000           64,000    80,000    96,000   112,000   128,000
        250,000           80,000   100,000   120,000   140,000   160,000
        300,000           96,000   120,000   144,000   168,000   192,000
        400,000          128,000   160,000   192,000   224,000   256,000
        500,000          160,000   200,000   240,000   280,000   320,000
        600,000          192,000   240,000   288,000   336,000   384,000

---------------
(1) As required by the Internal Revenue Code of 1986, as amended, the retirement plan may not provide annual benefits exceeding a maximum amount, or include in benefit computations, compensation in excess of the amount specified in the Internal Revenue Code. Also, participation in the Company's AICP deferral program and voluntary salary reduction program may cause a reduction in retirement plan benefits. Additional amounts, if required to provide the total benefits indicated in the table, would be made by supplement payments. Phillips Petroleum Company also maintains, as a recruiting tool, a supplemental plan under which officers and other executives who are hired during mid-career may receive retirement income in excess of that which their shorter Credited Service would provide under the retirement plan. However, total benefits under this supplemental plan and the retirement plan will not exceed benefits obtainable under the retirement plan by a full career employee at similar salary levels. These supplemental benefits have been partially pre-funded by Phillips Petroleum Company in a special trust designated for this purpose.

(2) The named executive officers years of credited service with Phillips Petroleum Company for retirement purposes, at March 7, 1997, were as follows: E. L. Batchelder, 25 years, and M. J. Panatier, 22 years.

(3) AICP Awards are shown under the heading "Bonus" in the Summary Compensation Table.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Phillips Petroleum Company determines the compensation of all of its employees in accordance with its own policies and plans. The Company has no role in setting these policies and plans or in determining compensation levels for any Phillips Petroleum Company employee. Although the Company does not determine compensation levels for its executive officers, it does, as noted above, have a Compensation and Nominating Committee of its Board of Directors, the purposes of which are to nominate and recommend compensation levels for directors who are not employees of Phillips Petroleum Company.

     Mr. Mulva and Mr. Bowerman comprised the Compensation and Nominating Committee in 1996. Mr. Mulva was the Chairman of the Company's Board of Directors in 1996. Mr. Bowerman is a Vice President, but not an executive officer, of the Company. Neither Mr. Mulva nor Mr. Bowerman are, or have been during the last completed fiscal year, members of the Compensation Committee of the Board of Directors of Phillips Petroleum Company.


                     BOARD REPORT ON EXECUTIVE COMPENSATION

     Because the Company's Compensation and Nominating Committee does not determine the compensation of the Company's executive officers, this report is presented by the full Board of Directors:

     The Company was organized during 1992 by Phillips Petroleum Company. Prior to the public offering of the Company's Series A Preferred Stock in December 1992, Phillips Petroleum Company as the Company's sole stockholder designated the Company's directors and assembled the Company's management team, including its executive officers. The Board of Directors, reflecting the desire of the Company's sole stockholder, elected the named executive officers to their respective offices as the management team was assembled.

     The executive officers of the Company are Phillips Petroleum Company employees in the GPM Gas Services Company division of Phillips Petroleum Company. The executive officers provide their services to the Company through a series of Operation and Management Services Agreements between the Company and Phillips Petroleum Company. These Agreements have been approved by the Board of Directors and include prices for services intended to reimburse Phillips Petroleum Company for its actual costs incurred in providing the services. Compensation of Phillips Petroleum Company employees is among the costs reimbursed.

     Phillips Petroleum Company determines the compensation of all of its employees in accordance with its own policies and plans. The Company has no role in setting these policies and plans, or in determining compensation levels for any Phillips Petroleum Company employee.

     The Company does have the right to seek adjustment of the prices for services under the Operation and Management Services Agreements. However, no such adjustments have been requested or made with respect to the compensation of any of the persons serving as executive officers of the Company, and the Company's Board of Directors has elected as executive officers all of the persons proposed by Phillips Petroleum Company.

     The Board of Directors' policy with respect to compensation of the Company's executive officers is to allow their employer, Phillips Petroleum Company, which is the Company's parent, and into which the results of the Company's operations are consolidated, to determine their compensation in accordance with the policies and plans of Phillips Petroleum Company. In the judgment of the Board of Directors, all stockholders of the Company have the opportunity to benefit from the application of the policies and plans of Phillips Petroleum Company to all of its employees. While the Board of Directors has reserved the authority to make specific compensation-related decisions in the context of specific elections of officers or by initiating renegotiation of prices under the Operation and Management Services Agreements, it found no need to do so during 1996.

                      J. L. Adams            O. B. Denny, Jr.
                      E. L. Batchelder       J. J. Mulva
                      G. B. Beitzel          M. J. Panatier
                      C. L. Bowerman


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has been designated to serve the Company as its independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company's independent auditors since its organization, and prior thereto has served as the independent auditors of Phillips Petroleum Company since 1949. Representatives of Ernst & Young LLP will be present at the meeting to make any statement they desire and to answer questions directed to them.

                    VOTE REQUIRED FOR ELECTION OF DIRECTORS

     Provided that a quorum of one-third of the outstanding shares of Series A Preferred Stock is present and represented at the meeting, the affirmative vote of a majority of the Series A Preferred Stock so represented is required for election of directors to be elected by holders of Series A Preferred Stock. For purposes of determining whether the directors have been elected by a majority vote, abstentions are the equivalent of a negative vote.


                                 OTHER MATTERS

     The Company knows of no matters to be presented at the meeting other than those included in the Notice preceding this Proxy Statement. If other matters should come before the meeting that require a stockholder vote, it is intended that the proxy holders will use their own discretion in voting on such other matters.

     Information included in this Proxy Statement is as of the date of preparation, approximately March 7, 1997, unless otherwise stated.


                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received at the Company's executive offices in Houston, Texas, no later than December 1, 1997, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors,

                                        /s/ D. L. Cone

                                            D. L. Cone
                                            Secretary

Houston, Texas
March 28, 1997

PLEASE SIGN, DATE, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE COMPANY'S RECOMMENDATIONS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICE BUT YOUR PROXY MUST BE SIGNED AND RETURNED. IN ANY EVENT, YOUR PROMPT RESPONSE IS REQUESTED AND YOUR COOPERATION WILL BE APPRECIATED.

                             APPENDIX - FORM OF PROXY

                                                             Definitive Copy


                                     LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              PHILLIPS GAS COMPANY

                          Annual Meeting May 13, 1997


The undersigned hereby appoints G.B. Beitzel, J.J. Mulva and M.J. Panatier as proxy holders with power of substitution, or, if all do not act on a matter, those who do act, to vote all stock which the undersigned could vote at the Company's annual stockholders' meeting to be held at the offices of the Company, 1300 Post Oak Boulevard, Suite 800, Houston, Texas, on May 13, 1997, at 8:30 a.m., and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, all as described in the Notice and Proxy Statement.


                   This Proxy is Continued on the Reverse Side
               Please Sign on the Reverse Side and Return Promptly

------------------------------------------------------------------------------
                           ^ FOLD AND DETACH HERE ^

This Proxy will be voted or not voted as you direct below. In the absence of such direction, it will be voted FOR Directors.
                                                Please mark
                                              your votes as   ---
                                               indicated in  | X |
                                               this example   ---

  ------------------------------------------------------------------------
   Company recommends a vote FOR: ELECTION OF DIRECTORS: Nominees: John L.
     Adams and Otway B. Denny, Jr.

   VOTE FOR          VOTE WITHHELD       *To withhold authority to vote for
   all nominees      from all nominees    any nominee write that nominee's
   listed above*     listed above         name on the space below.
     __                 __
    |__|               |__|               ---------------------------------

                                                                    __
                                              I PLAN TO ATTEND THE |__|
                                                 ANNUAL MEETING



Please mark, date, sign and return this proxy card promptly. To vote in accordance with the Company's recommendations no boxes need be checked.


Dated:______________________, 1997

__________________________________

__________________________________

  Signature(s) of Stockholder(s)

Your signature(s) on this proxy form should be exactly the same as the name(s) imprinted hereon. Persons signing as executors, administrators, trustees, or in similar capabilities, should so indicate.

------------------------------------------------------------------------------
                        ^ FOLD AND DETACH HERE ^